Exhibit 23.3

[ALLBRIGHT LAW OFFICES LETTERHEAD]

Allbright Law Offices

March 18, 2011

We hereby consent to the reference to our firm as the Company’s PRC counsel, in the context in which they appear, in the Registration Statement on Form S-1/A of VLOV, Inc. (Registration Statement No. 333-163803), and any amendments thereto.

Respectfully Submitted,

Allbright Law Offices

/s/ Steve Zhu

Steve Zhu
Attorney at Law/Senior Partner